ONE PRICE CLOTHING STORES, INC. AND SUBSIDIARY

         EXHIBIT 23 - Consent of Independent Auditors


         We consent to the incorporation by reference in the Registration Statements No. 33-20529, 33-31623 and 33-48091 on Form S-8
         pertaining to the 1987 Stock Option Plan, the 1988 Stock Option Plan, and the 1991 Stock Option Plan, respectively, of One Price Clothing Stores, Inc. of our report dated February 10, 1995 (February 28,1995 as to Note B), appearing in Form 10-K of
         One Price Clothing Stores, Inc. for the year ended December 31,
         1994.






         DELOITTE & TOUCHE LLP
         Greenville, South Carolina


         March 27, 1995